SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MicroStrategy Incorporated

(Exact name of registrant as specified in charter)

Delaware	51-0323571
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of Registrant’s Principal Executive Offices)	(ZIP Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be so Registered	Name of Each Exchange on Which Each Class Is to Be Registered
10.00% Series A Perpetual Stride Preferred Stock, $0.001 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-284510

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the 10.00% Series A Perpetual Stride Preferred Stock of MicroStrategy Incorporated, a Delaware corporation, d/b/a Strategy (the “Registrant”), to be registered pursuant to this registration statement is set forth under the caption “Description of STRD Stock” in the Registrant’s prospectus supplement, dated June 5, 2025, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on June 6, 2025, and under the caption “Description of Capital Stock—Preferred Stock” in the accompanying prospectus, dated January 27, 2025. Such description is incorporated by reference into this registration statement.

Item 2. Exhibits.

Exhibits

Exhibit Number	Description

3.1	Second Restated Certificate of Incorporation of MicroStrategy Incorporated (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003 (File No. 000-24435)).

3.2	Certificate of Amendment to Second Restated Certificate of Incorporation of MicroStrategy Incorporated (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2025 (File No. 000-24435)).

3.3	Amended and Restated By-Laws of MicroStrategy Incorporated (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 30, 2015 (File No. 000-24435)).

3.4	Certificate of Designations relating to the 8.00% Series A Perpetual Strike Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2025 (File No. 000-24435)).

3.5	Certificate of Designations relating to the 10.00% Series A Perpetual Strife Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2025 (File No. 001-42509)).

4.1	Certificate of Designations relating to the 10.00% Series A Perpetual Stride Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 10, 2025 (File No. 001-42509)).

4.2	Form of certificate representing the 10.00% Series A Perpetual Stride Preferred Stock (included as Exhibit A to Exhibit 4.1 above).

* * *

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MicroStrategy Incorporated

Dated: June 10, 2025	By:	/s/ W. Ming Shao
	Name:	W. Ming Shao
	Title:	Executive Vice President & General Counsel